UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

TERRESTRIAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42252	98-1785406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 687-8212

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IMSR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Common Stock at a price of $11.50 per share	IMSRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Terms used in this Current Report on Form 8-K (this “Current Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meanings given to such terms in the Proxy Statement/Prospectus (as defined below) in the section entitled “Frequently Used Terms” and such definitions are incorporated by reference herein.

This Current Report incorporates by reference certain information from reports and other documents that were previously filed with the Securities and Exchange Commission (the “SEC”), including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Current Report and the information contained in such prior reports and documents incorporated by reference herein, the information in this Current Report controls.

Overview

As previously announced, Terrestrial Energy Inc. (“New Terrestrial Energy”) (formerly known as HCM II Acquisition Corp., or “HCM II”), a Delaware corporation (prior to the Domestication, a Cayman Islands exempted company), entered into that certain Business Combination Agreement, dated as of March 26, 2025 (as amended from time to time, the “Business Combination Agreement”), by and among HCM II, Terrestrial Energy Development Inc., a Delaware corporation (formerly known as Terrestrial Energy Inc., or “Legacy Terrestrial Energy”), and HCM II Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of HCM II (“Merger Sub”), pursuant to which: (1) at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) and following the Domestication (as defined below), Merger Sub merged with and into Legacy Terrestrial Energy (the “Merger”), with Legacy Terrestrial Energy surviving as a wholly owned subsidiary of New Terrestrial Energy, resulting in a combined company whereby New Terrestrial Energy became the sole stockholder of Legacy Terrestrial Energy, as more fully described in the definitive proxy statement and final prospectus of HCM II, dated September 26, 2025 (the “Proxy Statement/Prospectus”), which was filed with the SEC; (2) HCM II domesticated (the “Domestication”) as a Delaware corporation in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the amended and restated memorandum and articles of association of HCM II (as amended from time to time, the “Cayman Constitutional Documents”); and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto were consummated (such transactions, together with the Merger and the Domestication, the “Transactions”).

An extraordinary general meeting of HCM II shareholders was held on October 20, 2025 (the “Extraordinary General Meeting”), where the HCM II shareholders considered and approved, among other matters, a proposal to approve the Business Combination Agreement and the Transactions. In connection with the Extraordinary General Meeting, holders of 7,390 HCM II Class A Ordinary Shares (as defined below) exercised their right to redeem their shares for cash at a redemption price of $10.54 per share (the “Redemption Price”), for an aggregate redemption amount of approximately $77,890 (the “Redemption”).

On October 23, 2025, as contemplated by the Business Combination Agreement and described in the section titled “The Domestication Proposal” of the Proxy Statement/Prospectus, HCM II filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which HCM II was domesticated and continued as a Delaware corporation.

Immediately prior to the Domestication, pursuant to the Cayman Constitutional Documents and the Sponsor Support Agreement dated March 26, 2025, among HCM II and Legacy Terrestrial Energy, each of the then issued and outstanding Class B ordinary shares of HCM II, par value $0.0001 per share (each, a “HCM II Class B Ordinary Share”), converted automatically, on a one-for-one basis, into one (1) Class A ordinary share of HCM II, par value $0.0001 per share (each, a “HCM II Class A Ordinary Share” and together with the HCM II Class B Ordinary Shares, the “HCM II Ordinary Shares) (the “Sponsor Share Conversion”). In connection with the Domestication: (i) each then issued and outstanding HCM II Class A Ordinary Share (that was not redeemed pursuant to the Redemption) converted automatically, on a one-for-one basis, into one (1) share of common stock, par value $0.0001 per share, of New Terrestrial Energy (each a “New Terrestrial Common Share” and collectively, the “New Terrestrial Common Shares”); (ii) each of the then issued and outstanding warrants representing the right to purchase one HCM II Class A Ordinary Share (each an “HCM II Warrant”) converted automatically into a warrant to acquire one (1) New Terrestrial Common Share (each a “New Terrestrial Warrant”); and (iii) each of the then issued and outstanding HCM II Units (as defined in the Proxy Statement/Prospectus) was cancelled and each holder thereof became entitled to one (1) New Terrestrial Common Share and one-half (1/2) of one New Terrestrial Warrant. No fractional warrants were issued upon such cancellation.

Subject to, and in accordance with the terms and conditions of the Business Combination Agreement, prior to or concurrently with the Effective Time:

i.	each share of common stock, par value $0.001, of Legacy Terrestrial Energy (the “Terrestrial Common Shares”) that was issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares (as defined below) and any Dissenting Shares (as defined in the Business Combination Agreement) was cancelled and converted into the right to receive a number of New Terrestrial Common Shares equal to the Exchange Ratio of 44.7029, which was calculated in accordance with the Business Combination Agreement (the “Per Share Base Consideration”);

ii.	each share of preferred stock, par value $0.001, of Legacy Terrestrial Energy designated as “Series A Preferred Stock” or “Series A-1 Preferred Stock” that was issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) was cancelled and converted into the right to receive a number New Terrestrial Common Shares equal to: (A) the number of Terrestrial Common Shares into which such Terrestrial Series A Preferred Shares were converted in accordance with Legacy Terrestrial Energy’s governing documents as of immediately prior to the Effective Time; multiplied by (B) the Per Share Base Consideration;

iii.	each Terrestrial Common Share and Terrestrial Series A Preferred Share that, immediately prior to the Effective Time, was owned by HCM II or Merger Sub (or any other subsidiary of HCM II), or held by Legacy Terrestrial Energy (in treasury or otherwise), if any (each, an “Excluded Share”), was automatically cancelled and retired without any conversion thereof and ceased to exist, and no consideration was delivered in exchange therefore;

iv.	each share of preferred stock, par value $0.001 per share, of Legacy Terrestrial Energy previously designated as “Special Voting Preferred Stock” was cancelled and converted into the right to receive one share of preferred stock, par value $0.0001 per share, of New Terrestrial Energy designated as “Special Voting Preferred Stock” pursuant to New Terrestrial Energy’s certificate of incorporation;

v.	each option to purchase Terrestrial Common Shares (each, a “Terrestrial Option”) that was outstanding and unexercised immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy such that, as of the Effective Time, each share underlying each Terrestrial Option became New Terrestrial Common Shares and the number of such shares were equal to the Exchange Ratio, with such assumption and adjustment completed in a manner intended to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and, with respect to any Terrestrial Option that was intended to be an “incentive stock option”, Section 422 of the Code;

vi.	each warrant to purchase Terrestrial Common Shares or other equity interests of Legacy Terrestrial Energy (each, a “Terrestrial Warrant”) that was outstanding and unexercised immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy and became exercisable, in accordance with the terms and conditions of such Terrestrial Warrant, for the Per Share Base Consideration;

vii.	Each eight percent (8%) Convertible Note due 2026 issued by Legacy Terrestrial Energy (“Terrestrial Convertible Note”) that was outstanding immediately prior to the Effective Time was cancelled and automatically converted pursuant to its terms, and the holder thereof became entitled to receive, a number of New Terrestrial Common Shares equal to (A) the outstanding amount of such Terrestrial Convertible Note, including any accrued and unpaid interest, divided by (B) seventy-five percent (75%) of the Redemption Price; and

viii.	Each restricted stock unit (“RSU”) representing the right to receive Terrestrial Common Shares (each, a “Terrestrial RSU”) that was outstanding immediately prior to the Effective Time was automatically assumed by New Terrestrial Energy such that, as of the Effective Time, each share underlying each Terrestrial RSU became New Terrestrial Common Shares and the number of such shares were equal to the Exchange Ratio.

A description of the Transactions and the terms of the Business Combination Agreement are included in the Proxy Statement/Prospectus in the section entitled “The Business Combination Proposal” beginning on page 111.

The foregoing description of the Business Combination Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement and each amendment thereto, which are included as Exhibits 2.1 and 2.2 to this Current Report, respectively, each of which is incorporated by reference herein.

PIPE Investment

As previously announced on March 26, 2025, concurrently with the execution of the Business Combination Agreement, HCM II entered into subscription agreements (the “PIPE Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to which, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for an aggregate of 5,000,000 New Terrestrial Common Shares for a purchase price of ten dollars ($10.00) per share. The PIPE Investors were permitted to satisfy their commitments thereunder with New Terrestrial Common Shares that qualify as Non-Redeemed Shares (as defined in the PIPE Subscription Agreements). Concurrently with the Closing, New Terrestrial Energy received an aggregate amount of $50,000,000 from the PIPE Investors.

The foregoing description of the PIPE Subscription Agreements and the PIPE investment does not purport to be complete and is qualified in its entirety by the full text of the PIPE Subscription Agreements, a form of which is included as Exhibit 10.8 to this Current Report and is incorporated by reference herein.

At the Effective Time, in accordance with the closing of the Transactions, New Terrestrial Energy:

i.	issued an aggregate of 47,741,728 New Terrestrial Common Shares, to securityholders of Legacy Terrestrial Energy, including holders of Terrestrial Convertible Notes ;

ii.	issued an aggregate of 26 Special Voting Preferred Shares;

iii.	assumed Terrestrial Warrants to purchase 10,658,520 New Terrestrial Common Shares;

iv.	assumed Terrestrial Options for comparable options to purchase 17,655,422 New Terrestrial Common Shares; and

v.	assumed Terrestrial RSUs with respect to 1,023,160 New Terrestrial Common Shares.

In addition to the foregoing, New Terrestrial Energy will be obligated to issue additional New Terrestrial Common Shares in respect of the contingent value rights to be issued to the former holders of Terrestrial Convertible Notes pursuant to the terms of those notes. The issuance pursuant to the contingent value rights may occur in the event that the volume-weighted average trading price of the New Terrestrial Common Shares for the 20 trading days beginning on the trading day immediately following the earliest expiry date of the lock-up period contemplated by the applicable Key Holder Lock-Up Arrangement (as defined in the Business Combination Agreement) is less than 75% of the Redemption Price.

New Terrestrial Common Shares and New Terrestrial Warrants began trading on Nasdaq under the symbols “IMSR” and “IMSRW,” respectively, on October 29, 2025. New Terrestrial Energy has not paid any cash dividends on its shares of common stock to date. It is the present intention of New Terrestrial Energy to retain all earnings, if any, for use in New Terrestrial Energy’s business operations, and, accordingly, it does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon New Terrestrial Energy’s revenues and earnings, if any, capital requirements, and general financial conditions. The payment of any cash dividends is within the discretion of the Board of Directors of New Terrestrial Energy (the “Board”). Further, the ability of New Terrestrial to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Item 1.01. Entry into a Material Definitive Agreement.

Indemnification Agreements

In connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, New Terrestrial Energy entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by New Terrestrial Energy of certain expenses and costs relating to claims, suits, or proceedings arising from service to New Terrestrial Energy or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is included as Exhibit 10.11 to this Current Report and is incorporated by reference herein.

Amended and Restated Registration Rights Agreement

On October 28, 2025, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, New Terrestrial Energy, Cantor and the Sponsor entered into an Amended and Restated registration rights agreement (the “Registration Rights Agreement”). The material terms of the Registration Rights Agreement are described in the Proxy Statement/Prospectus under the section entitled “The Business Combination Proposal-Related Agreements-Registration Rights Agreement.” The foregoing description is qualified in its entirety by the text of the Registration Rights Agreement, which is included as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

Lock-Up Agreements

As previously disclosed on March 26, 2025, in connection with the consummation of the Transactions, the Sponsor and certain key stockholders of HCM II (the “Key Holders”) entered into lock-up agreements (the “Sponsor Lock-Up Agreement” and “Key Holder Lock-Up Agreement,” respectively). Additionally, the holders of Convertible Notes entered into Key Holder Lock-Up Agreements in connection with the conversion of the Convertible Notes.

Pursuant to the Sponsor Lock-Up Agreement, the New Terrestrial Common Shares the Sponsor received upon conversion of its Class A Ordinary Shares in connection with the Domestication and New Terrestrial Warrants received upon conversion of private placement warrants in connection with the Domestication are locked up and may not be transferred, subject to certain customary transfer exceptions, as of the Closing until the date that is the earliest of (a) the twelve (12) month anniversary of the date of the Sponsor Lock-Up Agreement, and (b) following the 180th day following the Closing, (i) with respect to 50% of the such shares and such warrants, the date on which the VWAP (as defined below) equals or exceeds $15.00 per share, and (ii) with respect to 100% of such shares and warrants, the date on which the VWAP equals or exceeds $20.00 per share (the “Lock-Up Period”). “VWAP” means, for the New Terrestrial Common Shares for a period of twenty (20) business days ending on any given determination date, the dollar volume-weighted average price for the New Terrestrial Common Shares on the Nasdaq Capital Market, for such period, as reported by Bloomberg through its “AQR” function (excluding, for the avoidance of doubt, the opening and closing print of each VWAP purchase date), or any successor thereto.

Pursuant to the Key Holder Lock-Up Agreement, (a) shares received by the Key Holders as Per Share Base Consideration, and (b) New Terrestrial Common Shares underlying all other securities of HCM II held by the Key Holders immediately following the Closing that are convertible into or exchangeable for, New Terrestrial Common Shares are locked up and may not be transferred by the Key Holder thereof, subject to certain customary transfer exceptions, until the expiration of the Lock-Up Period.

The foregoing descriptions of the Key Holder Lock-Up Agreement and Sponsor Lock-Up Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, the forms of which are filed as Exhibits 10.5 and 10.6 to this Current Report, respectively, each of which is incorporated by reference herein.

Amended and Restated Exchange and Support Agreement

Concurrently with the Closing, New Terrestrial Energy entered into that certain Second Amended and Restated Exchange and Support Agreement with Terrestrial Energy Canada (Call) Inc. (“CallCo”) and Terrestrial Energy Canada (Exchange) Inc. (the “ExchangeCo”) (the “A&R Exchange Agreement”). The A&R Exchange Agreement contains customary provisions and covenants that are intended to ensure that the equity ownership in ExchangeCo is economically equivalent to equity ownership in New Terrestrial Energy in respect of dividends, distributions, splits, combinations, reclassifications or similar events affecting New Terrestrial Energy. At the option of the shareholder, each Exchangeable Share can be converted into New Terrestrial Common Shares at any time.

The foregoing description of the A&R Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Second Amended and Restated Exchange and Support Agreement, included as Exhibit 10.7 to this Current Report and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note above is incorporated into Item 2.01 of this Current Report by reference. A more complete summary of the material provisions of the Business Combination Agreement is included in the Proxy Statement/Prospectus titled “The Business Combination Proposal” beginning on page 111, which is incorporated by reference herein.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), as HCM II was immediately before the consummation of the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, New Terrestrial Energy is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to New Terrestrial Energy after the consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the effects of the Business Combination Agreement. These statements are based on the beliefs and assumptions of New Terrestrial Energy’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. While New Terrestrial Energy believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, New Terrestrial Energy cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this Current Report and in any document incorporated by reference in the Proxy Statement/Prospectus may include, for example, statements about New Terrestrial Energy and Legacy Terrestrial Energy, including:

●	the ability to realize the benefits expected from the Transactions;

●	the ability to maintain the listing of the New Terrestrial Common Shares and the New Terrestrial Warrants on Nasdaq;

●	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

●	the future financial performance of New Terrestrial Energy and Legacy Terrestrial Energy;

●	New Terrestrial Energy’s and Legacy Terrestrial Energy’s ability to retain or recruit, or to effect changes required in, their respective officers, key employees or directors;

●	New Terrestrial Energy’s and Legacy Terrestrial Energy’s ability to comply with laws and regulations applicable to its business; and

●	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this report and New Terrestrial Energy’s management teams’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of New Terrestrial Energy and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing New Terrestrial Energy’s management teams’ respective views as of any subsequent date. New Terrestrial Energy does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	the fact that Legacy Terrestrial Energy has no history in commercial operations which limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans;

●	that Legacy Terrestrial Energy may not be able to generate positive cashflow from its expected future business operations;

●	there may be time delays, unforeseen expenses, increased capital costs, and other complications;

●	inability to convert current commercial discussions and/or memorandums of understanding with customers into definitive contracts;

●	operating in a highly competitive industry;

●	inability to obtain sufficient capital or other resources necessary to provide for such production;

●	any failure by management to manage growth properly could negatively impact our business;

●	power or other utility disruption or shortage;

●	increasing costs, including rising electricity and other utility costs, or limited access to raw materials;

●	any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials;

●	any inability to meet individual customer specifications;

●	work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers;

●	failure to retain key personnel or attract additional qualified personnel;

●	failure to comply with certain agreements with government entities that have provided us with certain incentives and favorable financing;

●	impacts of force majeure events;

●	that Terrestrial Energy has generated negative operating cash flows and may experience negative cash flow from operations in the future;

●	extensive and costly environmental requirements;

●	the need to obtain and sustain governmental approvals and permits;

●	the risk that certain illustrative unit economics are based on assumptions and expectations, including with respect to costs, revenue, and sources of revenue, and gross margins, that prove to be incorrect for any reason;

●	failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations;

●	costs of compliance with environmental, health and safety regulations;

●	the impacts of climate change;

●	possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims;

●	any infringement of the intellectual property rights of third parties;

●	failure to adequately protect intellectual property rights;

●	issue with information technology systems, including cyber threats, disruption, damage and failure;

●	use of resources and management attention related to the requirements of being a public company in the United States;

●	risks relating to the negative public or potential perception of Terrestrial Energy or the nuclear energy industry in general;

●	changes to United States trade policies, including new tariffs or the renegotiation or termination of existing trade agreements or treaties; and

●	substantial governmental support for competing technologies or their fuel supply may reduce our competitive advantage.

Business

New Terrestrial Energy’s business is described in the Proxy Statement/Prospectus in the section titled “Information About Terrestrial Energy,” which is incorporated by reference herein.

On September 30, 2025, the U.S. Department of Energy announced that New Terrestrial Energy was one of four companies selected for the DOE Office of Nuclear Energy Fuel Line Pilot Program. The program is designed to ensure a robust supply of nuclear fuel is available for research, development, and demonstration purposes, including the IMSR, which was previously selected for the DOE’s advanced Reactor Pilot Program. The program is intended to reduce U.S. dependence on foreign sources of enriched uranium and is expected to expand access to the advanced fuel required to test the design and accelerate deployment for New Terrestrial Energy and the other participants in the DOE advanced Reactor Pilot Program.

Risk Factors

The risks associated with New Terrestrial Energy’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated by reference herein.

Financial Information

Historical Audited Financial Statements

The historical audited financial statements of Legacy Terrestrial Energy as of and for the year ended December 31, 2024 and December 31, 2023 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-64 and are incorporated by reference herein.

Unaudited Condensed Financial Statements

The unaudited consolidated financial statements of Legacy Terrestrial Energy as of and for the six months ended June 30, 2025 and 2024 have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Proxy Statement/Prospectus beginning on page F-47, which are incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of New Terrestrial Energy as of and for the six months ended June 30, 2025 and the year ended December 31, 2024 is included in the Proxy Statement/Prospectus beginning on page 209, and incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Legacy Terrestrial Energy prior to the consummation of the Transactions is described in the Proxy Statement/Prospectus in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Terrestrial Energy” beginning on page 275 of the Proxy Statement/Prospectus, which is incorporated by reference herein.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Terrestrial Energy – Quantitative and Qualitative Disclosures About Market Risk” on pages 285-286 of the Proxy Statement/Prospectus, which is incorporated by reference herein.

Properties

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Information About Terrestrial Energy – Facilities,” which is incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information available to us at regarding beneficial ownership of New Terrestrial Energy Common Shares following the consummation of the Transactions by:

●	each person who was named an executive officer or director of New Terrestrial Energy and all executive officers and directors of New Terrestrial Energy as a group; and

●	each person who is a beneficial owner of more than 5% of a class of New Terrestrial Energy equity securities.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the measurement date.

The information below is based on an aggregate of 105,782,441 New Terrestrial Common Shares issued and outstanding as of the consummation of the Transactions (inclusive of all shares of Common Stock issuable upon exchange of the Exchangeable Shares). Unless otherwise indicated, we believe that all persons named in the table have shared or sole voting and investment power with respect to all ordinary shares beneficially owned by them and the business address of each of the following entities or individuals is 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. The beneficial ownership information below: (i) reflects the automatic conversion of the Terrestrial Convertible Notes without the need to issue any additional shares in respect of the contingent value rights; (ii) assumes that all Exchangeable Shares have been exchanged for New Terrestrial Common Shares; and (iii) reflects record or beneficial ownership of the New Terrestrial Warrants, and New Terrestrial Options only to the extent that they are exercisable within 60 days of October 28, 2025.

Directors and Executive Officers of New Terrestrial Energy	Number of shares of New Terrestrial Common Shares	Total Voting %
Simon Irish(1)	10,572,054	9.5%
Brian Thrasher	-	*
David LeBlanc(2)	11,400,409	9.7%
William Smith(3)	1,543,771	1.4%
Frederick Buckman(4)	267,466	*
Hugh MacDiarmid(5)	2,140,844	2.0%
David Hill(6)	633,136	*
William Johnson(7)	89,406	*
Charles Pardee(8)	297,328	*
Shawn Matthews(9)	12,271,632	11.0%
Robert W. Jones	7,466	*
Steven M. Millsap	-	*
All officers and directors as a group (12 individuals)	39,223,512	37.1%
Five Percent Holders
Roberto M. Sella and Francine F. Sella (10)	15,378,688	14.3%

*	Less than one percent

(1)	Includes (i) 2,295,934 New Terrestrial Common Shares held directly by Mr. Irish, 2,818,520 New Terrestrial Common Shares held indirectly by SWH Capital LLC (“SWH”) and 52,255 New Terrestrial Common Shares held indirectly by SWH Capital LLC Defined Benefit Plan (“SWH Benefit”); (ii) 5,271,236 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; (iii) 44,703 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants; and (iv) 89,406 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants that are held by SWH Benefit. Mr. Irish maintains sole voting and investment power over the securities held by SWH and SWH Benefit and thus may be deemed to beneficially own such securities. Mr. Irish and Mr. LeBlanc are also parties to a voting agreement that provides that to the extent Mr. LeBlanc would otherwise be entitled to cast more votes on any matter submitted to New Terrestrial Energy stockholders than Mr. Irish, Mr. LeBlanc has granted Mr. Irish the power to direct the voting of such excess shares. Giving effect to such arrangement, Mr. Irish would have sole voting power with respect to an additional 3,014,391 shares beneficially owned by Mr. LeBlanc.

(2)	Includes (i) 5,981 New Terrestrial Common Shares held directly by Mr. LeBlanc and 11,175,778 New Terrestrial Common Shares issuable upon the exchange of Exchangeable Shares; (ii) 145,464 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; (iii) 17,882 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants; (iv) 13,731 New Terrestrial Common Shares held by M. Denis-LeBlanc Medecine Societe Professionelle (the “LeBlanc Entity”) and (v) 41,574 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants that are held by the LeBlanc Entity. The LeBlanc Entity is an entity wholly owned by Mr. LeBlanc’s wife, and, as such, Mr. LeBlanc may be deemed to beneficially own such shares.

(3)	Includes 1,543,771 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options.

(4)	Includes (i) 6,669 New Terrestrial Common Shares held directly by Mr. Buckman; (ii) 178,812 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; (iii) 22,352 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants; and (iv) 14,930 New Terrestrial Common Shares held by the Frederick and Marion Buckman Family Trust dated July 25, 2014 (the “Buckman Trust”) and (v) 44,703 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants that are held by the Buckman Trust. Mr. Buckman maintains sole voting and investment power over the securities held by the Buckman Trust and thus may be deemed to beneficially own such securities.

(5)	Includes (i) 25,946 New Terrestrial Common Shares and 558,787 New Terrestrial Common Shares issuable upon the exchange of Exchangeable Shares held directly by Mr. MacDiarmid; (ii) 1,343,771 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; (iii) 78,231 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants; (iv) 134,109 New Terrestrial Common Shares held by Visex Management Corporation (“Visex”); and 134,109 New Terrestrial Common Shares issuable upon the exchange of Exchangeable Shares held directly by Visex. Mr. MacDiarmid maintains sole voting and investment power over the shares held by Visex and thus may be deemed to beneficially own such shares.

(6)	Includes (i) 18,470 New Terrestrial Common Shares held directly by Mr. Hill; (ii) 558,787 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; and (iii) 55,879 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants.

(7)	Includes 89,406 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options.

(8)

Includes (i) 6,758 New Terrestrial Common Shares held directly by Mr. Pardee; (ii) 268,218 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Options; and (iii) 22,352 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants.

(9)	Includes (i) 533,514 New Terrestrial Common Shares held directly by Mr. Matthews; (ii) 1,788,118 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants; (iii) 5,675,000 New Terrestrial Common Shares held by HCM Investor Holdings II, LLC (“Sponsor”); and 4,275,000 New Terrestrial Common Shares issuable upon the exercise of Private Placement Warrants held by Sponsor . Mr. Matthews is the sole managing member of the Sponsor and holds voting and investment power with respect to shares held of record by the Sponsor. As such, Mr. Matthews may be deemed to beneficially own all of the shares held by Sponsor. Mr. Matthews disclaims any beneficial ownership of the securities held by the Sponsor other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Mr. Matthews has an economic interest in 2,950,000, or approximately 51.3%, of the New Terrestrial Common Shares held by the Sponsor. Further, Mr. Matthews has an economic interest in 775,000, or approximately 18.1%, of the Private Placement Warrants held by the Sponsor.

(10)	Includes (i) 180,316 New Terrestrial Common Shares held directly by Roberto M. Sella (“Mr. Sella); (ii) 539,118 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants by Mr. Sella; (iii) 12,244,088 New Terrestrial Common Shares held jointly by Roberto M. Sella and Francine M. Sella (iv) 223,515 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants by Roberto M. Sella and Francine M. Sella; (v) 807,873 New Terrestrial Common Shares held by the Roberto M. Sella 2012 Family Trust (the “Sella Trust”); (vi) 730,446 New Terrestrial Common Shares issuable upon the exercise of Terrestrial Warrants by the Sella Trust; and (vii) 65,334 New Terrestrial Common Shares held by LL Charitable Foundation. The address of Mr. and Mrs. Sella and the Sella Trust address is 2400 Market Street, Philadelphia, PA 19103.

Directors and Executive Officers

On October 20, 2025, Simon Irish, David LeBlanc, Frederick Buckman, Hugh MacDiarmid, David Hill, William Johnson, Charles Pardee, Shawn Matthews and Robert W. Jones were elected to serve as initial directors of Board, and divided into three (3) classes, with each class serving staggered three-year terms and until any such director’s successor is duly elected and qualified, subject to such director’s earlier death, disqualification, resignation, or removal.

Effective as of the Effective Time, the Board appointed Simon Irish as Chief Executive Officer, David LeBlanc as Chief Technology Officer, Brian Thrasher as Chief Financial Officer and Steven Millsap as Chief Compliance Officer, General Counsel and Secretary.

Additional information with respect to New Terrestrial Energy’s directors and executive officers following the Closing of the Transactions is set forth in the Proxy Statement/Prospectus in the section entitled “Management of New Terrestrial Energy Following the Business Combination” beginning on page 312, and that information is incorporated by reference herein.

Director Independence

The Board undertook a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that each of Frederick Buckman, Shawn Matthews, Hugh MacDiarmid, David Hill, William Johnson, Charles Pardee and Robert W. Jones was considered an “independent director” as defined under the Nasdaq listing requirements and rules and the applicable rules of the Exchange Act.

Additional information with respect to the independence of the directors of the Company following the Closing of the Transactions is set forth in the Proxy Statement/Prospectus in the section entitled “Management of New Terrestrial Energy Following the Business Combination —Director Independence” beginning on page 316, and that information is incorporated by reference herein.

Executive & Director Compensation

The executive and director compensation of New Terrestrial Energy’s named executive officers is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Terrestrial Energy” and that information is incorporated by reference herein.

Reference is made to the disclosure set forth below in Item 5.02 of this Current Report, which is incorporated by reference herein.

CEO Transaction Bonus

As of October 21, 2025 (the “Grant Date”), Legacy Terrestrial Energy and Mr. Irish entered into a Restricted Stock Unit Agreement (“RSU Agreement”), pursuant to which Mr. Irish was awarded 22,888 RSUs in Legacy Terrestrial Energy. The RSU Agreement was entered into to recognize the efforts of Mr. Irish in furtherance of completion of the Transactions and to incentivize Mr. Irish to remain employed beyond the Closing. Pursuant to the RSU Agreement, 50% of the RSUs will vest on the 12-month anniversary of the Grant Date, and the remaining 50% of the RSUs will vest on the 24-month anniversary of the Grant Date, subject to Mr. Irish’s continued employment through each vesting date; provided that, if Mr. Irish is terminated without “cause” or due to Mr. Irish’s death or disability (each a “Qualifying Termination”), all unvested RSUs will immediately accelerate and become vested as of the date of such Qualifying Termination. In the event that Mr. Irish is terminated as a result of an event that is not a Qualifying Termination, all unvested RSUs held by Mr. Irish pursuant to the RSU Agreement will be automatically forfeited. Vested RSUs will be settled in New Terrestrial Common Shares on or before the 10th business day following the applicable vesting date.

In the event of a “change in control” after the completion of the Transactions, the Board may unilaterally take one or more of the following actions with respect to the RSUs: (i) arrange for the surviving corporation or acquiring corporation to assume or continue the RSU Agreement or substitute a similar stock award; (ii) accelerate the vesting, in whole or in part, of the RSU Agreement; or (iii) cancel or arrange for the cancellation of the RSU Agreement.

For purposes of the RSU Agreement, “cause” has the same definition as in the Irish Employment Agreement. Further, for purposes of the RSU Agreement, “change in control” means (i) any “person” becomes the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of the New Terrestrial Energy representing more than 50% of the total combined voting power represented by New Terrestrial Energy’s then-outstanding voting securities; (ii) the consummation of a sale or disposition of all or substantially all of the assets of New Terrestrial Energy, other than the sale or disposition of all or substantially all of the assets of New Terrestrial Energy to a person or persons who beneficially own, directly or indirectly, more than 50% of the total combined voting power represented by New Terrestrial Energy’s then-outstanding voting securities; (iii) the consummation of a merger, reorganization, share exchange, or consolidation of New Terrestrial Energy with or into any other entity, other than a merger, reorganization, share exchange, or consolidation which would result in the voting securities of New Terrestrial Energy’s outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power represented by the voting securities of New Terrestrial Energy or such surviving entity or its parent outstanding immediately after such merger, reorganization, share exchange, or consolidation; (iv) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election. A transaction shall not constitute a change in control if its sole purpose is to change the state of New Terrestrial Energy’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held New Terrestrial Energy’s securities immediately before such transaction.

Committees of the Board of Directors

Effective as of immediately prior to the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating Committee”).

Effective as of immediately following the Closing, the Board appointed Robert W. Jones, William Johnson, and Hugh MacDiarmid to serve on the Audit Committee, with Robert W. Jones serving as chair. The Board appointed Hugh MacDiarmid, Charles Pardee, and Shawn Matthews to serve on the Compensation Committee, with Hugh MacDiarmid serving as chair. The Board appointed Charles Pardee, William Johnson and Robert W. Jones to serve on the Nominating Committee, with William Johnson serving as chair.

Additional information with respect to the composition of the committees of the Board immediately after the Closing of the Transactions is set forth in the Proxy Statement/Prospectus in the section entitled “Management of New Terrestrial Energy Following the Business Combination — Committees of the New Terrestrial Board” beginning on page 316, and that information is incorporated by reference herein.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of New Terrestrial Energy and Legacy Terrestrial Energy are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions” and that information is incorporated by reference herein.

Immediately prior to the Closing, Working Capital Loans in the amount of $1,267,599 made to HCM II by the Sponsor or its affiliates converted into 1,267,599 New Terrestrial Warrants, at the price of $1.00 per warrant.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Terrestrial Energy-Legal Proceedings,” which is incorporated by reference herein.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

New Terrestrial Common Shares and New Terrestrial Warrants began trading on Nasdaq under the symbols “IMSR” and “IMSRW,” respectively, on October 29, 2025. New Terrestrial Energy has not paid any cash dividends on its shares of common stock to date. It is the present intention of the Board to retain all earnings, if any, for use in New Terrestrial Energy business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon New Terrestrial Energy’s revenues and earnings, if any, capital requirements, and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of New Terrestrial Energy to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

As of October 28, 2025, following the completion of the Transactions, there were 81,771,423 New Terrestrial Common Shares (excluding 24,011,029 Exchangeable Shares), 29,008,520 New Terrestrial Warrants, and 26 New Terrestrial Special Voting Preferred Stock outstanding. New Terrestrial has reserved a total of 15,473,715 New Terrestrial Common Shares for issuance pursuant to the Equity Incentive Plan, subject to certain adjustments set forth therein.

New Terrestrial Energy securities are described in the Proxy Statement/Prospectus in the sections titled “Description of New Terrestrial Energy’s Securities” and “Market Price and Dividends of Securities” and such information is incorporated by reference herein.

Recent Sales of Unregistered Securities

The information set forth under Item 3.02 of this Current Report is incorporated by reference herein.

Description of Registrant’s Securities to Be Registered

The description of New Terrestrial Energy’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of New Terrestrial Energy’s Securities.”

The information set forth under Item 1.01 of this Current Report is incorporated by reference herein.

Indemnification of Directors and Officers

The information set forth under Item 1.01 of this Current Report under the heading “Indemnification Agreements” is incorporated by reference herein.

Further information about the indemnification of New Terrestrial Energy’s directors and officers is set forth in the Proxy Statement/Prospectus in the section titled “Description of New Terrestrial Energy’s Securities— Limitations on Liability and Indemnification of Officers and Directors” beginning on page 294, which is incorporated by reference herein.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and Item 2.01 is incorporated into this Item 3.02 by reference. The Company issued certain securities described in the Introductory Note under Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering and/or exempt exchanges under Section 3(a)(9) under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

On October 23, 2025, in connection with the Domestication, HCM II filed the Certificate of Incorporation with the Secretary of State of the State of Delaware. The material terms of the Certificate of Incorporation and HCM II’s bylaws (as amended from time to time, the “Bylaws”) and the general effect upon the rights of holders of HCM II’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “The Domestication Proposal” and “The Organizational Documents Proposal,” which are incorporated by reference herein.

Upon the Closing, the Bylaws were amended to rename the company “Terrestrial Energy Inc.”

Item 5.01. Changes in Control of Registrant.

The information set forth above under the Introductory Note and Item 2.01 of this Current Report is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

The information set forth in sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report is incorporated by reference herein.

Terrestrial Energy Inc. 2025 Equity Incentive Plan

As previously disclosed, at the Extraordinary General Meeting, the HCM II shareholders considered and approved the Terrestrial Energy Inc. 2025 Equity Incentive Plan (the “Equity Incentive Plan”), which became effective immediately upon the Closing. A description of the Equity Incentive Plan is included in the Proxy Statement/Prospectus in the sections entitled “The Incentive Plan Proposal” on page 174 thereof, which is incorporated by reference herein.

New Terrestrial Energy has reserved a total of 15,473,715 New Terrestrial Energy Common Shares for issuance pursuant to the Equity Incentive Plan, and the maximum number of shares that may be issued pursuant to the exercise of incentive stock options granted under the Equity Incentive Plan is 15,473,715 New Terrestrial Energy Common Shares, in each case, subject to certain adjustments set forth in the Equity Incentive Plan.

The foregoing description of the Equity Incentive Plan and the information incorporated by reference does not purport to be complete and is qualified in its entirety by the terms and conditions of the Equity Incentive Plan and applicable forms of equity award agreement, which is incorporated by reference to this Current Report as Exhibit 10.9.

CEO Employment Agreement

New Terrestrial Energy and Simon Irish entered into an employment agreement, effective as of the Closing, pursuant to which Mr. Irish is employed as the Chief Executive Officer of New Terrestrial Energy (the “Irish Employment Agreement”). Mr. Irish is entitled to certain compensation and benefits pursuant to the agreement, including (i) an annual base salary of $500,000, (ii) in each fiscal year of New Terrestrial Energy during the term of the Irish Employment Agreement, eligibility for an annual bonus based on the achievement of performance targets established by the New Terrestrial Energy Board, with a target opportunity of 60% of base salary (the “Annual Bonus”), and (iii) reimbursement of reasonable expenses for Mr. Irish’s travel to New Terrestrial Energy’s office in Charlotte, North Carolina in accordance with New Terrestrial Energy’s and, in the event Mr. Irish relocates to the Charlotte, North Carolina, area, reimbursement of reasonable relocation expenses, in each case subject to New Terrestrial Energy’s travel and relocation policies and procedures. In addition, while the Chief Executive Officer, Mr. Irish will be nominated for the New Terrestrial Energy Board.

If Mr. Irish’s employment is terminated by New Terrestrial Energy without “cause,” then, in addition to certain accrued amounts, he is entitled to the following severance, subject to his execution of a release of all claims against New Terrestrial Energy and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for (a) 12 months following his termination if such termination is not in relation to a “change of control” (as defined in the Irish Employment Agreement) or (b) 24 months following his termination if such termination occurs in the 3 months preceding or the 12 months following a “change of control,” (with each of the 12-month or 24-month periods, as applicable, the “Severance Period”); (ii) payment of an amount equal to the full target Annual Bonus for the year in which the termination occurs; (iii) accelerated vesting of any time-based vesting equity awards that are scheduled to vest in the 12-month period following the termination; and (iv) reimbursement of the monthly premium for coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earliest to occur of the end of the Severance Period, the date on which Mr. Irish is no longer eligible for COBRA coverage, or the date on which Mr. Irish becomes eligible to participate in another group health plan. The Irish Employment Agreement contains restrictive covenants, including non-competition and non-solicitation covenants effective for 12 months following termination of employment.

For purposes of the Irish Employment Agreement, “cause” generally means, subject to certain notice and cure rights: (i) conviction of, or plea of guilty or no-contest to, a felony crime involving dishonesty or moral turpitude (meaning a crime that includes the commission of an act of depravity or poor morals); (ii) material violation of law, or act of fraud or material dishonesty, in connection with Mr. Irish’s employment; (iii) refusal or intentional failure to comply with any material lawful written directive of the Board of New Terrestrial Energy; (iv) material breach of Mr. Irish’s fiduciary duty or duty of loyalty to New Terrestrial Energy; (v) material breach of the Irish Employment Agreement; or (vi) material violation of any New Terrestrial Energy policy.

RSU Grant to Mr. Irish

As of October 28, 2025, the Compensation Committee approved a grant of 166,298 RSUs to Mr. Irish under the Equity Incentive Plan. The RSUs will vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to Mr. Irish’s continued employment through each applicable vesting date and accelerated vesting in certain events.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report is incorporated in this Item 5.03 by reference.

Copies of the Certificate of Incorporation, Bylaws and Certificate of Designations are attached as Exhibits 3.1, 3.2 and 3.3 to this Current Report, respectively, each of which is incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective upon the Effective Time of the Merger, in connection with the consummation of the Transactions, the Board adopted a new Code of Business Conduct and Ethics, which is applicable to all employees, officers and directors of the Company, which is available on the Company’s website at https://www.terrestrialenergy.com. The information on the Company’s website does not constitute part of this Current Report and is not incorporated by reference herein.

Item 5.06. Change in Shell Company Status.

As a result of the Transactions, HCM II ceased being a shell company upon the completion of the Merger. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “The Business Combination Proposal” and “The Domestication Proposal,” which is incorporated by reference herein. Further, the information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The historical audited financial statements of Legacy Terrestrial Energy as of and for the years ended December 31, 2024 and 2023 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-64 and are incorporated by reference herein.

The unaudited condensed financial statements of Legacy Terrestrial Energy as of and for the six months ended June 30, 2025 and 2024 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-47 and are incorporated by reference herein.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of New Terrestrial Energy as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024 is included in the Proxy Statement/Prospectus beginning on page 209 and is incorporated by reference herein.

Exhibit	Description
2.1	Business Combination Agreement, dated as of March 26, 2025, by and among HCM II Acquisition Corp., HCM II Merger Sub Inc., and Terrestrial Energy Inc. (incorporated by reference herein to Exhibit 2.1 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on September 23, 2025). **
2.2	Amendment No. 1 to Business Combination Agreement, effective as of October 26, 2025, by and among HCM II Acquisition Corp., HCM II Merger Sub Inc., and Terrestrial Energy Inc.*
2.3	Certificate of Merger of HCM II Merger Sub Inc. with and into Terrestrial Energy Inc.*
2.4	Plan of Domestication*
3.1	Certificate of Corporate Domestication of HCM II Acquisition Corp.*
3.2	Certificate of Incorporation of Terrestrial Energy Inc.*
3.3	Bylaws of Terrestrial Energy Inc. *
3.4	First Amendment to Bylaws of Terrestrial Energy Inc.*
4.1	Specimen Common Stock Certificate of Terrestrial Energy Inc. (incorporated by reference herein to Exhibit 4.5 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).
4.2	Specimen Warrant Certificate of Terrestrial Energy Inc. (included as an exhibit to Exhibit 10.1).
10.1	Amended and Restated Warrant Agreement, dated October 28, 2025, by and between HCM II Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent. *
10.2	Assignment and Assumption Agreement dated October 28, 2025 by and between Terrestrial Energy Inc. and HCM II Acquisition Corp. *
10.3	Amended and Restated Registration Rights Agreement, dated as of October 28, 2025, by and among Terrestrial Energy Inc., Cantor Fitzgerald & Co. and HCM Investor Holdings II, LLC. *
10.4	Sponsor Support Agreement, by and among HCM II Acquisition Corp., HCM Investor Holdings II, LLC, and the other parties thereto (incorporated by reference herein to Exhibit 10.2 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).
10.5	Sponsor Lock-Up Agreement, dated as of October 28, 2025, by and among Terrestrial Energy Inc. and HCM Investor Holdings II, LLC. *
10.6	Form of Key Holders Lock-Up Agreement, dated October 27, 2025, by and among HCM II Acquisition Corp. and the other parties thereto (incorporated by reference herein to Exhibit 10.7 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).
10.7	Second Amended and Restated Exchange and Support Agreement dated October 28, 2025, by and among HCM Acquisition Corp., Terrestrial Energy Canada (Call) Inc., and Terrestrial Energy Canada (Exchange) Inc. *
10.8	Form of PIPE Subscription Agreement (incorporated by reference herein to Exhibit 4.8 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).
10.9	Terrestrial Energy Inc. 2025 Equity Incentive Plan, dated as of October 28, 2025. * +
10.10	Employment Agreement, dated as of October 28, 2025, by and between Simon Irish and New Terrestrial Energy Inc. *+
10.11	Form of Indemnification Agreement between New Terrestrial Energy and each of its directors and executive officers.* +
10.12	Form of assumed Warrant Agreement of Terrestrial Energy Development Inc. *
21.1	List of Subsidiaries of Terrestrial Energy Inc. *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

**	Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. HCM II Acquisition Corp. agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2025	TERRESTRIAL ENERGY INC.

	By:	/s/ Brian Thrasher
	Name:	Brian Thrasher
	Title:	Chief Financial Officer